Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENITOPE CORPORATION
          GENITOPE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
          FIRST: The name of the corporation is Genitope Corporation.
          SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 15, 1996.
          THIRD: The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:
“I.
          The name of the corporation is Genitope Corporation (the “Company”).
II.
          The address of the Company’s registered office in the State of Delaware is:
2711 Centerville Road
Wilmington, Delaware 19808
County of New Castle
          The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
III.
          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
          A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is seventy million (70,000,000). Of these shares, sixty-five million (65,000,000) shares of which shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.
          B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
          C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
V.
          For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
          A.
               1. MANAGEMENT OF BUSINESS.
               The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.
               2. BOARD OF DIRECTORS.
                    a. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
                    b. During such time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”), Section A. 2. a. of this Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

                    c. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
                    d. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
               3. REMOVAL OF DIRECTORS.
                    a. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.
                    b. At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section A. 3. a. above shall no longer apply and neither the Board of Directors nor any individual director may be removed without cause and any individual director or directors may be removed with cause by the holders of a majority of the outstanding shares entitled to vote thereon.
               4. VACANCIES.
                    a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

                    b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.
                    c. At any time or times that the Company is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then:
                         (i) Any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or
                         (ii) The Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.
          B.
               1. BYLAW AMENDMENTS.
               Subject to Section 45 of the Bylaws of the Company, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.
               2. BALLOTS.
               The directors of the Company need not be elected by written ballot unless the Bylaws so provide.
               3. ACTION BY STOCKHOLDERS.
               No action required or permitted to be taken by the stockholders of the Company shall be taken except at an annual or special meeting of stockholders called in accordance with the Bylaws, and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

               4. ADVANCE NOTICE.
               Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.
VI.
          A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.
          B. Any repeal or modification of this Article 6 shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
VII.
          A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.
          B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the Company required by law, this Certificate of Incorporation or any certificate of designation of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.
VIII.
           The Company shall be subject to and governed by the provision of Section 203 of the General Corporation Law of the State of Delaware with respect to business combinations between the Company and interested stockholders.”
* * *
          FOURTH: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Company.
          FIFTH: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245, 242, of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Company. The total number of outstanding shares entitled to vote or act by written consent was 5,898,031 shares of Common Stock and 28,924,228 shares of Preferred Stock. A majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Company in accordance with said Section 228.

          IN WITNESS WHEREOF, Genitope Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the Chief Executive Officer and the Secretary in Redwood City, California this 4th day of November, 2003.

GENITOPE CORPORATION

By:	/s/ Dan W. Denney, Jr.

Chief Executive Officer Dan W. Denney, Jr.

ATTEST:

By:	/s/ Laura Randall Woodhead Laura Randall Woodhead Secretary

Certificate of Amendment
of
Amended and Restated Certificate of Incorporation
of
Genitope Corporation
     Genitope Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:
     First: The date on which the Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware is August 15, 1996.
     Second: The Amended and Restated Certificate of Incorporation (the “Certificate”) of the Company is hereby amended by striking Section A of Article IV of the Third paragraph and replacing it in its entirety with the following:
“IV.
     A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred thirty-five million (135,000,000). Of these shares, one hundred thirty million (130,000,000) shares of which shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.”
     FOURTH: The foregoing amendment to the Certificate has been duly approved and adopted by the Board of Directors of the Company in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.
     FIFTH: The foregoing amendment to the Certificate has been duly approved and adopted by the stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

     In Witness Whereof, the undersigned authorized officer of Genitope Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed this 25th day of March, 2008.

Genitope Corporation
By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr.
Chief Executive Officer

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
GENITOPE CORPORATION
     Genitope Corporation, a Delaware corporation (the “Corporation”), certifies pursuant to Section 103(f) of the General Corporation Law of the State of Delaware that:
     1. The name of the corporation filing this certificate is Genitope Corporation and it is a Delaware corporation.
     2. The instrument being corrected is entitled “Certificate of Amendment of Amended and Restated Certificate of Incorporation of Genitope Corporation” and said instrument was filed in the office of the Secretary of State of the State of Delaware on March 26, 2008.
     3. The Articles of the Certificate of Amendment of Amended and Restated Certificate of Incorporation excluded Article Third and Article Sixth in their entirety and inaccurately read as follows:
First: The date on which the Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware is August 15, 1996.
Second: The Amended and Restated Certificate of Incorporation (the “Certificate”) of the Company is hereby amended by striking Section A of Article IV of the Third paragraph and replacing it in its entirety with the following:
“IV.
A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred thirty-five million (135,000,000). Of these shares, one hundred thirty million (130,000,000) shares of which shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.”

FOURTH: The foregoing amendment to the Certificate has been duly approved and adopted by the Board of Directors of the Company in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.
FIFTH: The foregoing amendment to the Certificate has been duly approved and adopted by the stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     4. In order to correct the number of authorized shares of Common Stock, the omission of certain Articles and other typographical errors, the Articles of the Certificate of Amendment of Amended and Restated Certificate of Incorporation, as corrected, should read in their entirety as follows:
First: The name of this corporation is Genitope Corporation.
Second: The date on which the Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware is August 15, 1996.
Third: Section A of Article IV of the Third paragraph of the Amended and Restated Certificate of Incorporation (the “Certificate”) of the Company is hereby amended and restated to read in its entirety as follows:
“IV.
A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred thirty million (130,000,000). Of these shares, one hundred twenty-five million (125,000,000) shares of which shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.”
Fourth: The foregoing amendment to the Certificate has been duly approved and adopted by the Board of Directors of the Company in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.
Fifth: The foregoing amendment to the Certificate has been duly approved and adopted by the stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Sixth: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.
[Signature Page Follows]

     In Witness Whereof, Genitope Corporation has caused this Certificate of Correction to be signed by its President and Chief Executive Officer this 21st day of May, 2008.

Genitope Corporation
By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr., Ph.D.
President and Chief Executive Officer